Exhibit 99.1

Energy Recovery Reports
Fiscal Year End 2017 Financial Results

SAN LEANDRO, Calif., March 7, 2018 - Energy Recovery Inc. (NASDAQ:ERII) (“Energy Recovery” or the “Company”), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the fiscal year and fourth quarter ended on December 31, 2017.

Full Year Summary:

•	Total revenue of $63.2 million, an increase of 15% year-over-year

•	Product gross margin of 67.2%

•	Total gross margin(1) of 69.8%

•	Net income of $12.4 million, or $0.22 per diluted share

Fourth Quarter Summary:

•	Total revenue of $22.4 million, an increase of 25% year-over-year

•	Product gross margin of 68.5%

•	Total gross margin(1) of 70.2%

•	Net income of $11.6 million, or $0.21 per diluted share

President and CEO Chris Gannon remarked, “2017 was a record year for the company, setting all-time highs in revenue in both our Water and Oil & Gas segments, as well as achieving record full year product and total gross margins(1). We believe that the current expansion phase in the desalination business cycle will continue throughout 2018. Cash-generation from our core business helps fund advanced R&D initiatives - the next platform for sustained growth for the company.”

Mr. Gannon continued, “The long-term strategy of Energy Recovery remains unchanged. Our primary goals are 1) desalination market leadership, 2) commercialization of VorTeqTM, 3) further development of MTeqTM, and 4) continuous innovation of our core PX technology. The dedicated efforts of our sales team continues to drive top line growth, while our operations team continues to maximize manufacturing efficiencies to generate increased profitability. Our engineering team is tirelessly and methodically improving the VorTeq and MTeq systems. Our balance sheet remains strong and the company has never been in a better position to deliver value to our shareholders.”

Mr. Gannon concluded, “Through the observations and lessons learned from testing to-date, we have identified specific enhancements to the VorTeq system and are working toward implementation. Based on the current component delivery, testing and assembly schedules, we expect to make material progress towards commercialization throughout 2018. We will provide further detail during our conference call on March 8th, 2018.”

Revenues

For the fiscal year ended December 31, 2017, the Company generated total revenue of $63.2 million. Total revenue for fiscal year ended December 31, 2017 increased by $8.4 million, or 15%, from $54.7 million in the fiscal year ended December 31, 2016. Of the $8.4 million increase in total revenue, $6.8 million was attributable to the Water segment and $1.7 million was attributable to the Oil & Gas segment.

The Water segment generated total product revenue of $54.3 million for fiscal year ended December 31, 2017, compared to $47.5 million for fiscal year ended December 31, 2016. The $6.8 million, or 14% increase in product revenue was due to higher Mega Project (“MPD”) and Original Equipment Manufacturer (“OEM”) shipments in 2017.

The Oil & Gas segment generated total revenue of $8.9 million for fiscal year ended December 31, 2017, compared to $7.2 million for fiscal year ended December 31, 2016. The $1.7 million, or 24% increase in revenue was due to higher percentage-of-completion (“PoC”) revenue recognition associated with the sale of multiple IsoBoost® systems as compared to 2016. License and development revenue of $5.0 million was recognized in both 2017 and 2016.

For the fourth quarter of 2017, the Company generated total revenue of $22.4 million. Revenue increased by $4.5 million, or 25%, from $17.9 million in the fourth quarter of 2016. Of the $4.5 million increase in revenue, $5.6 million was attributed to an increase in Water segment revenue due to higher MPD and OEM shipments in the fourth quarter of 2017, offset by a $1.1 million decrease in the Oil & Gas segment revenue due to lower PoC revenue recognition associated with the aforementioned sale of multiple IsoBoost systems. License and development revenue of $1.25 million was recognized in each of the fourth quarters of 2017 and 2016, respectively.

Gross Margin

For the fiscal year ended December 31, 2017, product gross margin was 67.2%. Product gross margin increased by 310 basis points from 64.1% in 2016. This increase was largely driven by, favorable price and product mix, manufacturing efficiencies, and higher production levels in the Water segment. Including license and development revenue, total gross margin(1) was 69.8% for fiscal year ended December 31, 2017. Total gross margin(1) increased 240 basis points from 67.4% in 2016.

The Water segment generated product gross margin of 70.5% for the fiscal year ended December 31, 2017. Water segment product gross margin increased by 490 basis points, compared to 65.6% in 2016. This increase was largely driven by favorable price and product mix, manufacturing efficiencies, and higher production levels in 2017.

The Oil & Gas segment generated product gross margin of 21.4% for the fiscal year ended December 31, 2017, compared to 31.1% in 2016. This decrease was attributable to higher project costs and revenue adjustments. Including license and development revenue, the Oil & Gas segment total gross margin(1) for fiscal year ended December 31, 2017 was 65.8%.

For the fourth quarter of 2017, product gross margin was 68.5%. Product gross margin increased by 430 basis points from 64.2% in the fourth quarter of 2016. This increase was largely driven by favorable price and product mix, and manufacturing efficiencies in the Water segment. Including license and development revenue, total gross margin(1) was 70.2% for the fourth quarter of 2017. Total gross margin(1) increased 350 basis points from 66.7% in the fourth quarter of 2016.

Operating Expenses

For the fiscal year ended December 31, 2017, operating expenses were $40.8 million, an increase of $4.3 million from $36.5 million for fiscal year ended December 31, 2016. The increase in operating expenses was primarily due to increases in the Oil & Gas and Water segments.

The Water segment operating expenses for fiscal year ended December 31, 2017 were $8.9 million, an increase of $0.8 million from $8.1 million for fiscal year ended December 31, 2016. This increase was driven by higher sales and marketing expenses associated with increased Water segment sales.

The Oil & Gas segment operating expenses for fiscal year ended December 31, 2017 were $16.0 million, an increase of $3.3 million from $12.7 million for fiscal year ended December 31, 2016. This increase was driven by the Company’s continued investment in research and development activities.

The Corporate segment operating expenses of $15.9 million for fiscal year ended December 31, 2017 were $200 thousand higher than the fiscal year ended December 31, 2016.

For the fourth quarter of 2017, operating expenses were $12.7 million, an increase of $3.4 million from $9.3 million for fourth quarter of 2016. This increase in operating expenses was primarily due to continued investment in research and development activities in the Oil & Gas segment and higher sales and marketing expenses in Water segment.

Bottom Line Summary

To summarize our financial performance, on a full year basis, the Company reported a net income of $12.4 million, or $0.22 per diluted share, compared to a net income of $1.0 million, or $0.02 per diluted share in 2016. This increase was driven by a tax benefit of $8.4 million, which included a net release of tax valuation allowance, a one-time tax expense related to the 2017 Tax Cuts and Jobs Act, and other tax adjustments. Excluding the tax benefit, net income for fiscal year ended December 31, 2017 was $0.07 per diluted share.

On a quarterly basis, the Company reported a net income of $11.6 million, or $0.21 per diluted share for the fourth quarter of 2017, compared to a net income of$3.1 million, or $0.06 per diluted share for the fourth quarter of 2016. As noted above, this increase was driven by a tax benefit of $8.4 million.  Excluding the tax benefit, net income for the fourth quarter of 2017 was $0.06 per diluted share.

Cash Flow Highlights

The Company ended the quarter with unrestricted cash of $27.8 million, current and non-current restricted cash of $2.8 million, and short-term investments of $70.0 million, all of which represent a combined total of $100.6 million.

For the fiscal year ended December 31, 2017, the Company’s net cash provided by operating activities was $2.9 million driven by $12.4 million of net income, offset by $5.0 million amortization of the VorTeqTM License Agreement exclusivity fee, $4.1 million increase in working capital, and $0.4 million of non-cash adjustments, the largest of which were $8.9 million of income related to deferred income taxes, $4.1 million of share-based compensation, and $3.7 million of depreciation and amortization. Cash used in investing activities was $37.4 million driven by $31.5 million of net purchases of marketable securities and $7.4 million of capital expenditures, partially offset by a decrease in restricted cash of $1.5 million. Cash provided by financing activities was $0.9 million, driven by $5.5 million collected from the issuance of common stock related to option exercises, partially offset by $4.3 million in repurchases of common stock and $0.3 million in vested restricted shares withheld for tax withholdings

Forward-Looking Statements

Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the current expansion phase in the desalination business cycle will continue through 2018, and the Company’s belief that it will make material progress towards commercialization of the VorTeq system throughout 2018. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include our ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of our business, and the risks discussed under “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2017 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including total gross margin. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

(1)	“Total gross margin” is a non-GAAP financial measure. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Conference Call to Discuss Fourth Quarter and Fiscal Year 2017 Financial Results

LIVE CONFERENCE CALL: Thursday, March 8, 2018, 7:00 AM PST / 10:00 AM EST Listen-only, US / Canada Toll-free: 877-709-8150 Listen-only, Local / International Toll: (+1) 201-689-8354 Access code: 13676918
CONFERENCE CALL REPLAY: Expiration: Sunday, April 8, 2018 US / Canada Toll-free: 877-660-6853 Local / International Toll: (+1) 201-612-7415 Access code: 13676918
Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information

Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.

Energy Recovery, Inc. (ERII) is an energy solutions provider to industrial fluid flow markets worldwide. Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments. With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the oil & gas, chemical processing, and water industries. Energy Recovery products save clients more than $1.8 billion (USD) annually. Headquartered in the Bay Area, Energy Recovery has offices in Houston, Ireland, Shanghai, and Dubai. For more information about the Company, please visit www.energyrecovery.com.

Contact

Brian Uhlmer
buhlmer@energyrecovery.com
(713) 858-2284

ENERGY RECOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data and par value)
(Unaudited)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$27,780	$61,364
Restricted cash	2,664	2,297
Short-term investments	70,020	39,073
Accounts receivable, net of allowance for doubtful accounts of $103 and $130 at December 31, 2017 and 2016, respectively	12,465	11,759
Unbilled receivables, current	1,413	190
Cost and estimated earnings in excess of billings	4,998	1,825
Inventories	5,514	4,550
Prepaid expenses and other current assets	1,342	1,311
Total current assets	126,196	122,369
Restricted cash, non-current	182	2,087
Deferred tax assets, non-current	7,902	1,270
Property and equipment, net	13,393	8,643
Goodwill	12,790	12,790
Other intangible assets, net	1,269	1,900
Other assets, non-current	12	4
Total assets	$161,744	$149,063
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,091	$1,505
Accrued expenses and other current liabilities	9,322	9,019
Income taxes payable	432	16
Accrued warranty reserve	366	406
Deferred revenue, current	5,611	6,201
Current portion of long-term debt	11	11
Total current liabilities	19,833	17,158
Long-term debt, less current portion	16	27
Deferred tax liabilities, non-current	—	2,233
Deferred revenue, non-current	59,006	63,958
Other non-current liabilities	358	554
Total liabilities	79,213	83,930
Commitments and Contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at December 31, 2017 and 2016	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 58,168,433 shares issued and 53,905,600 shares outstanding at December 31, 2017 and 56,884,207 shares issued and 53,162,551 shares outstanding at December 31, 2016	58	57
Additional paid-in capital	149,006	139,676
Accumulated comprehensive loss	(125)	(118)
Treasury stock, at cost, 4,262,833 shares repurchased at December 31, 2017 and 3,721,656 shares repurchased at December 31, 2016	(20,486)	(16,210)
Accumulated deficit	(45,922)	(58,272)
Total stockholders’ equity	82,531	65,133
Total liabilities and stockholders’ equity	$161,744	$149,063

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Years Ended December 31,
	2017	2016	2015
Product revenue	$58,156	$49,715	$43,671
Product cost of revenue	19,061	17,849	19,111
Product gross profit	39,095	31,866	24,560

License and development revenue	5,000	5,000	1,042

Operating expenses:
General and administrative	17,354	16,626	19,773
Sales and marketing	9,391	9,116	9,326
Research and development	13,443	10,136	7,659
Amortization of intangible assets	631	631	635
Total operating expenses	40,819	36,509	37,393
Income (loss) from operations	3,276	357	(11,791)

Other income (expense):
Interest income	870	309	53
Interest expense	(2)	(3)	(42)
Other non-operating expense, net	(188)	(19)	(192)
Total other income (expense), net	680	287	(181)
Income (loss) before income taxes	3,956	644	(11,972)
Benefit from income taxes	(8,394)	(390)	(334)
Net income (loss)	$12,350	$1,034	$(11,638)

Income (loss) per share:
Basic	$0.23	$0.02	$(0.22)
Diluted	$0.22	$0.02	$(0.22)

Number of shares used in per share calculations:
Basic	53,701	52,341	52,151
Diluted	55,612	55,451	52,151

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31,
	2017	2016	2015
Cash Flows From Operating Activities:
Net income (loss)	$12,350	$1,034	$(11,638)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	4,087	3,263	4,059
Depreciation and amortization	3,666	3,680	3,838
Amortization of premiums on investments	460	174	162
Provision for warranty claims	246	208	135
Reversal of accruals related to expired warranties	(200)	(236)	(395)
Unrealized loss on foreign currency translation	144	13	1
Provision for doubtful accounts	55	76	112
Adjustments for excess or obsolete inventory	201	(361)	(250)
Deferred income taxes	(8,865)	(459)	(326)
Other non-cash adjustments	(196)	(131)	23
Changes in operating assets and liabilities:
Accounts receivable	(761)	(244)	(743)
Unbilled receivables	(1,223)	1,695	(128)
Costs and estimated earnings in excess of billings	(3,173)	(1,825)	—
Inventories	(1,250)	2,287	1,951
Prepaid and other assets	(39)	(402)	316
Accounts payable	2,118	(360)	48
Accrued expenses and other liabilities	364	1,259	(708)
Income taxes payable	416	14	(3)
Litigation settlement	—	—	(1,700)
Deferred revenue, product	(505)	280	343
Deferred revenue, license and development	(5,000)	(5,000)	73,958
Net cash provided by operating activities	2,895	4,965	69,055
Cash Flows From Investing Activities:
Restricted cash	1,538	(577)	1,665
Maturities of marketable securities	49,106	7,535	12,925
Purchases of marketable securities	(80,641)	(46,552)	—
Capital expenditures	(7,376)	(1,112)	(572)
Net cash (used in) provided by investing activities	(37,373)	(40,706)	14,018
Cash Flows From Financing Activities:
Net proceeds from issuance of common stock	5,508	6,600	1,326
Tax payment for employee shares withheld	(270)	—	—
Proceeds from long-term debt	—	—	55
Repayment of long-term debt	(11)	(10)	(7)
Repurchase of common stock	(4,276)	(9,375)	—
Net cash provided by (used in) financing activities	951	(2,785)	1,374
Effect of exchange rate differences on cash and cash equivalents	(57)	(41)	(17)
Net change in cash and cash equivalents	(33,584)	(38,567)	84,430
Cash and cash equivalents, beginning of year	61,364	99,931	15,501
Cash and cash equivalents, end of year	$27,780	$61,364	$99,931

ENERGY RECOVERY, INC.
FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
	Water	Oil &Gas	Total	Water	Oil &Gas	Total
Product revenue	$20,594	$545	$21,139	$14,953	$1,714	$16,667
Product cost of revenue	6,029	638	6,667	4,797	1,174	5,971
Product gross profit	14,565	(93)	14,472	10,156	540	10,696

License and development revenue	—	1,250	1,250	—	1,250	1,250

Operating expenses:
General and administrative	436	480	916	253	350	603
Sales and marketing	1,748	593	2,341	1,413	852	2,265
Research and development	254	4,483	4,737	377	2,311	2,688
Amortization of intangibles	158	—	158	158	—	158
Operating expenses	2,596	5,556	8,152	2,201	3,513	5,714

Operating income (loss)	$11,969	$(4,399)	7,570	$7,955	$(1,723)	6,232

Less: Corporate operating expenses			4,513			3,552
Consolidated operating income			3,057			2,680
Non-operating income			220			152
Income before income taxes			$3,277			$2,832

	Year Ended December 31, 2017
	Water	Oil &Gas	Total
Product revenue	$54,301	$3,855	$58,156
Product cost of revenue	16,032	3,029	19,061
Product gross profit	38,269	826	39,095

License and development revenue	—	5,000	5,000

Operating expenses:
General and administrative	1,401	1,565	2,966
Sales and marketing	5,787	2,228	8,015
Research and development	1,064	12,217	13,281
Amortization of intangibles	631	—	631
Operating expenses	8,883	16,010	24,893

Operating income (loss)	$29,386	$(10,184)	19,202

Less: Corporate operating expenses			15,926
Consolidated operating income			3,276
Non-operating income			680
Income before income taxes			$3,956

	Year Ended December 31, 2016
	Water	Oil &Gas	Total
Product revenue	$47,545	$2,170	$49,715
Product cost of revenue	16,353	1,496	17,849
Product gross profit	31,192	674	31,866

License and development revenue	—	5,000	5,000

Operating expenses:
General and administrative	1,081	1,000	2,081
Sales and marketing	5,076	2,985	8,061
Research and development	1,331	8,705	10,036
Amortization of intangibles	631	—	631
Operating expenses	8,119	12,690	20,809

Operating income (loss)	$23,073	$(7,016)	16,057

Less: Corporate operating expenses			15,700
Consolidated operating income			357
Non-operating income			287
Income before income taxes			$644

	Year Ended December 31, 2015
	Water	Oil &Gas	Total
Product revenue	$43,530	$141	$43,671
Product cost of revenue	19,045	66	19,111
Product gross profit	24,485	75	24,560

License and development revenue	—	1,042	1,042

Operating expenses:
General and administrative	936	1,797	2,733
Sales and marketing	4,918	4,070	8,988
Research and development	1,126	6,552	7,678
Amortization of intangibles	635	—	635
Operating expenses	7,615	12,419	20,034

Operating income (loss)	$16,870	$(11,302)	5,568

Less: Corporate operating expenses			17,359
Consolidated operating loss			(11,791)
Non-operating expense			(181)
Loss before income taxes			$(11,972)

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee. Our non-GAAP Adjusted Net Income or Loss is determined by adding back non-recurring operating expenses.

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Product revenue	$21,139	$16,667	$58,156	$49,715
License and development revenue	1,250	1,250	5,000	5,000
Total revenue	$22,389	$17,917	$63,156	$54,715

Product gross profit	$14,472	$10,696	$39,095	$31,866
License and development revenue	1,250	1,250	5,000	5,000
Total gross profit (non-GAAP)	$15,722	$11,946	$44,095	$36,866

Product gross margin	68.5%	64.2%	67.2%	64.1%
Total gross margin (non-GAAP)	70.2%	66.7%	69.8%	67.4%

Net income (loss)	$11,625	$3,123	$12,350	$1,034
Reversal of non-recurring expense (benefit) (non-GAAP)	(8,348)	—	(8,394)	1,008
Adjusted net income (loss) (non-GAAP)	$3,277	$3,123	$3,956	$2,042

Income (loss) per share:
Diluted	$0.21	$0.06	$0.22	$0.02
Diluted (non-GAAP)	$0.06	$0.06	$0.07	$0.04

Number of diluted shares used in per share calculations	55,715	55,947	55,612	55,451